Exhibit 21.1

List of Subsidiaries

Dalian Newsummit Biopharmaceutical Technology Service Co., Ltd. (incorporated in the PRC)

Green Villa Holdings Ltd. (incorporated in British Virgin Islands)

Nanjing Newsummit Biopharma Co., Ltd. (incorporated in the PRC)

Newsummit Biopharma (USA) Corp. (incorporated in the US)

Newsummit Biopharma UK Co., Ltd. (incorporated in the UK)

Shanghai Newsummit Biopharma Group Co., Ltd. (incorporated in the PRC)

Shanghai Newsummit Biopharma R&D Co., Ltd. (incorporated in the PRC)

Shanghai Newsummit Pharmaceutical Technology Co., Ltd. (incorporated in the PRC)

Shanghai Xingaofeng Newsummit Biopharma Co., Ltd. (incorporated in the PRC)

Shenyang Sishui Innovation and Incubation Public Service Platform Co., Ltd. (incorporated in the PRC)

Taizhou Newsummit Biopharma Co., Ltd. (incorporated in the PRC)

Tianjin Newsummit Biopharma Co., Ltd. (incorporated in the PRC)

Wuhan Biolake New Drug Incubation Public Service Platform Co., Ltd. (incorporated in the PRC)

Wuhan Biolake Newsummit Investment Holdings Co., Ltd. (incorporated in the PRC)